Exhibit 99.1

Summit Hotel Properties Reports Second Quarter Results

Robust RevPAR and Adjusted EBITDA growth; Continued acquisitions; Solid dividend

SIOUX FALLS, S.D.--(BUSINESS WIRE)--August 9, 2012--Summit Hotel Properties, Inc. (NYSE: INN) (the “Company”) today announced results for the second quarter ended June 30, 2012. The Company’s results include the following:

Second Quarter Highlights

  Pro forma RevPAR: Pro forma RevPAR for the quarter ended June 30, 2012, increased 11.7 percent to $70.12, as a result of a 5.1 percent increase in average daily rate (“ADR”) to $95.52 and a 6.3 percent increase in occupancy to 73.4 percent.
  Pro forma Hotel EBITDA: Pro forma Hotel EBITDA was $16.3 million for the second quarter, an increase of 16.2 percent over second quarter 2011.
  Pro forma Hotel EBITDA Margin: Pro forma Hotel EBITDA Margin for the second quarter was 33.5 percent, an improvement of 134 basis points over the comparable period of 2011. The Company’s pro forma Hotel EBITDA margin expansion was 264 basis points when adjusting for the $0.6 million one-time hotel management fee concessions agreed to by Interstate Hotels and Resorts during second quarter 2011. Hotel EBITDA margin is defined as Hotel EBITDA as a percentage of total revenue.
  Adjusted EBITDA: Adjusted EBITDA was $14.9 million, an increase of 35.6 percent as compared to second quarter 2011.
  Adjusted FFO: Adjusted FFO for the second quarter 2012 was $10.1 million or $ 0.27 per diluted share/unit, an increase of 32% as compared to second quarter 2011.
  Acquisitions: The Company acquired three hotels during the second quarter 2012, including:
    103 room Courtyard by Marriott – Dallas (Arlington), TX
    112 room Hilton Garden Inn – Nashville (Smyrna), TN
    83 room Hampton Inn & Suites – Nashville (Smyrna), TN
  Dividends: The Company declared second quarter 2012 dividends of $0.1125 per common share, representing an annualized yield of approximately 5.57% based on the closing sale price of the Company’s common stock on the NYSE on August 8, 2012, and $0.5781 per share on the Company’s 9.25% Series A Cumulative Redeemable Preferred Stock.

	Second Quarter		Year-to-Date
	2012	2011	2012	2011
	($ in thousands except per share/unit data)

Total Revenue	$47,280	$36,997	$87,191	$69,227
Net Income (Loss) to Common Shareholders	$(1,513)	$604	$(5,474)	$(7,217)
Per diluted share/unit	$(0.04)	$0.02	$(0.15)	$(0.03)
EBITDA (1)	$11,978	$10,765	$20,895	$18,480
Adjusted EBITDA (1)	$14,890	$10,977	$25,444	$20,005
FFO (1)	$8,017	$7,460	$13,468	$6,497
Adjusted FFO (1)	$10,099	$7,635	$16,256	$13,925
FFO per diluted share/unit (1)	$0.21	$0.20	$0.36	$0.17
Adjusted FFO per diluted share/unit (1)	$0.27	$0.20	$0.43	$0.37

Pro forma (2)
RevPAR	$70.12	$62.78	$66.21	$60.44
RevPAR Growth	11.7%		9.5%
Hotel EBITDA	$16,301	$14,027	$29,666	$25,224
Hotel EBITDA Margin	33.5%	32.2%	32.3%	30.3%
Hotel EBITDA Margin Growth (bps)	134		197

(1)	See tables later in this press release for a reconciliation to net income (loss) of earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, funds from operations (“FFO”), FFO per diluted share/unit, adjusted FFO and adjusted FFO per diluted share/unit. EBITDA, adjusted EBITDA, FFO, FFO per diluted share/unit, adjusted FFO and adjusted FFO per diluted share/unit, as well as hotel EBITDA, are non-GAAP financial measures. See further discussions of these non-GAAP measures and reconciliations to net income/ (loss) later in this press release.

(2)	For purposes of this press release, pro forma RevPAR, pro forma RevPAR growth, pro forma Hotel EBITDA, pro forma Hotel EBITDA margin and pro forma Hotel EBITDA margin growth includes operating results for the Company’s 72 hotels owned as of June 30, 2012, as if such hotels had been owned since January 1, 2011 and exclude 3 hotels sold, including Twin Falls, ID AmericInn & Suites, Twin Falls, ID Hampton Inn, and Twin Falls, ID Holiday Inn Express & Suites, and the Missoula, MT AmericInn Hotel & Suites, which is held for sale as of June 30, 2012. As a result, these pro forma operating measures include operating results for certain hotels for periods prior to the Company’s ownership.

“We continue to be pleased with the performance of our company,” said Dan Hansen, president and CEO. “Very solid RevPAR growth for the quarter was the result of several factors, including steadily improving demand throughout many of our markets, continued muted hotel supply growth and solid performance by our hotels we rebranded during 2011. We were also successful in bringing increased revenue to the bottom line. Adjusted EBITDA growth of 35.6 percent and pro forma Hotel EBITDA margin expansion of 264 basis points demonstrates focused efforts by both our hotel management partners and our company.”

Capital Investments
The Company deployed $4.4 million in capital for renovations during the quarter, a significantly lesser amount than in the previous two quarters. The Company generally tends to undertake hotel work and expenditure during the seasonally slow periods for its hotels. Major improvements and capital invested during the second quarter includes: Fort Worth, TX Fairfield Inn & Suites by Marriott - $1.1 million; Fort Wayne, IN Hampton Inn - $0.7 million; Denver, CO Fairfield Inn & Suites by Marriott - $0.4 million; Provo, UT Hampton Inn - $0.4 million; Atlanta (Duluth), GA Hilton Garden Inn - $0.4 million. Varying in scope, the major improvements listed above include renovation to guestrooms, common areas, and exteriors of the hotels.

Capital Structure

  On April 4, 2012, the Company refinanced two loans with General Electric Capital Corporation formerly financed with National Western Life Insurance Company; mortgage loans on the Scottsdale, AZ Courtyard by Marriott and the Scottsdale, AZ Springhill Suites by Marriott with principal loan balances of $9.8 and $5.3 million respectively. Both new loans bear a fixed interest rate of 6.03% and have a maturity date of May 1, 2017. The transaction resulted in an interest rate reduction of 197 basis points as compared to the previous loan’s interest rate and $1.5 million of net proceeds from the refinancing after repaying the two previous loans including a prepayment penalty of $0.5 million.
  On May 16, 2012, the Company entered into an amendment to its $125.0 million senior secured revolving credit facility. The amendment includes the following:
    Reduction in LIBOR spread of 75 basis points and elimination of the LIBOR floor of 50 basis points.
    The option for increased leverage on borrowing base assets from 55% to 60% of appraised value.
    Extended maturity date from April 29, 2014 to May 16, 2015.
    The maximum leverage ratio covenant and fixed charge coverage ratio covenant were adjusted to provide flexibility on acquisitions in the near term.
    The unused fee was reduced by 12.5 basis points.
  On June 24, 2012, the Company refinanced a loan with Chambers Bank with a principal balance of $1.5 million, a fixed interest rate of 6.50%, and maturity date of June 24, 2014.
  On June 29, 2012, the Company refinanced a loan with Bank of the Ozarks with a new principal balance of $8.9 million which resulted in $2.5 million of net proceeds after repaying the previous loan. In addition, the revised maturity date on the loan is July 10, 2017 and the loan has a 25 year amortization. Lastly, the interest rate was fixed at 5.75% for years 1-3 and will reset annually at LIBOR plus 375 basis points with a floor of 5.50% in years 4-5.

Dispositions:
On May 16, 2012, the Company sold for an aggregate of $16.5 million the following three hotels all located in Twin Falls, ID.

  111 room AmericInn Hotel and Suites
  91 room Holiday Inn Express & Suites
  75 room Hampton Inn

On May 30, 2012, the Company sold a parcel of land in Twin Falls, ID for $0.3 million.
On June 28, 2012, the Company sold a parcel of land in Boise, ID for $1.4 million.

Year-to-Date Highlights
For the six-months ended June 30, 2012, pro forma RevPAR increased 9.5 percent to $66.21 as a result of ADR growth of 2.9 percent to $95.48 and a 6.4 percent increase in occupancy to 69.3 percent. RevPAR improvement was the result of the recent rebranding of 10 hotels, positive effect of recent renovations to an additional 10 hotels and general economic improvement in some of the Company’s markets. Adjusted EBITDA was $25.4 million for the first six-month period of 2012, a 27.2 percent increase over the same period in 2011.

Subsequent Events
On July 2, 2012, the Company purchased the 96 room Residence Inn by Marriott in Dallas (Arlington), TX. Including purchase price and anticipated improvements the Company acquired the hotel for $15.5 million. This is the second hotel acquired by the Company in the Dallas, TX sub-market of Arlington. Since its IPO in February, 2011, the Company has acquired 12 additional hotels, adding 1,336 additional guestrooms to its portfolio.

On July 16, 2012, the Company completed the conversion of its previously branded Comfort Suites in Fort Worth, TX into a 70 room Fairfield Inn and Suites by Marriott. This conversion completes the rebranding of all eleven of the Company’s former Choice Hotels International branded hotels.

On August 3, 2012, the Company expanded its capacity under its $125 million Senior Secured Revolving Credit Facility to $112.0 million by pledging three additional hotels under the borrowing base. The additional collateral pledged includes: 1) 96 room Residence Inn – Dallas (Arlington), TX, 2) 103 room Courtyard by Marriott – Dallas (Arlington), TX, and 3) 90 room Courtyard by Marriott – El Paso, TX. Following the increased availability under its credit facility the Company continues to have seven unencumbered hotels.

“We have been very active in executing on our strategy of deploying capital in the top fifty U.S. markets,” noted Dan Hansen. “In addition to acquiring the best brands in markets that align with our growth strategy, we have been successful in selling hotels and land parcels in markets that no longer meet our investment criteria.”

Balance sheet
As of June 30, 2012, the Company had total outstanding debt of $298.4 million, including $54.4 million outstanding on its senior secured credit facility. As of August 9, 2012, the Company had additional borrowing capacity of $43.8 million on its credit facility. In addition, the Company had $11.6 million of cash and cash equivalents. As of quarter end, the Company’s weighted average interest rate was 5.02%.

2012 Outlook
The Company is updating its 2012 outlook to include its recent acquisition of the 96 room Residence Inn – Dallas (Arlington), TX, the 103 room Courtyard by Marriott – Dallas (Arlington), TX, the 112 room Hilton Garden Inn – Nashville (Smyrna), TN and the 83 room Hampton Inn & Suites – Nashville (Smyrna), TN and the recent disposition of three hotels in Twin Falls, ID, including the 111 room AmericInn Hotel and Suites, 91 room Holiday Inn Express and the 75 room Hampton Inn. The Company’s outlook is based on current hotels owned (73 hotels) and assumes no additional hotels acquired or sold for the remainder of 2012 and no additional issuances of equity securities. RevPAR outlook excludes the AmericInn Hotel and Suites in Missoula, MT, which is currently held for sale. The outlook reflects recently revised downward U.S. GDP growth of 1.5% to 2.5% for the remainder of 2012.

	Third Quarter, 2012		Revised 2012 Full Year Outlook
	Low-end	High-end	Low-End	High-End

Pro Forma RevPAR (73 hotels)	$68.96	$70.26	$71.53	$72.87
Growth	6.5%	8.5%	6.5%	8.5%
RevPAR (61 hotels)	$66.81	$68.07	$61.54	$62.70
Growth	6.5%	8.5%	6.5%	8.5%
AFFO	$8,800,000	$9,600,000	$28,600,000	$29,800,000
AFFO/Sh.	$0.24	$0.26	$0.77	$0.80
Cap Renovation	$5,000,000	$8,000,000	$20,000,000	$25,000,000

Earnings Call
The Company will conduct its quarterly conference call on Friday, August 10, 2012 at 9:00am EDT. To participate in the conference call please dial 866-510-0705. The participant passcode for the call is 56026047. Additionally, a live webcast of the call will be available through the Company’s website, www.shpreit.com. A replay of the conference call will be available until Friday, August 17, 2012 by dialing 888-286-8010; participant passcode 14085000. A replay of the conference call will be available on the Company’s website until November 15, 2012.

About Summit Hotel Properties
Summit Hotel Properties, Inc. is a publicly traded real estate investment trust focused primarily on acquiring and owning premium-branded select-service hotels in the upscale and upper midscale segments of the lodging industry. As of June 30, 2012, the Company’s portfolio consisted of 73 hotels with a total of 7,489 guestrooms located in 20 states. Additional information about Summit may be found at the Company’s website, www.shpreit.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: projections of the Company’s revenues and expenses, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions or services; forecasts of the Company’s future economic performance and potential increases in average daily rate, occupancy, RevPAR and room supply and demand; US GDP growth and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and its quarterly and other periodic filings with the SEC.

The following condensed consolidated balance sheets and statements of operations are those of Summit Hotel OP, LP (the Operating Partnership), Summit Hotel Properties, Inc’s. (the REIT’s) consolidated operating partnership. Such financial results for the periods presented are identical to those of the REIT; however, we believe the reconciliation of FFO, AFFO, EBITDA and Adjusted EBITDA to net income (loss) presented in the Operating Partnership’s statement of operations is more beneficial, as it eliminates the presentation of non-controlling interests represented by the equity interests held by limited partners of the Operating Partnership, other than the REIT. In addition, FFO and AFFO results on a total per common unit basis provides for a more consistent period over period presentation now and in future periods.

The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

SUMMIT HOTEL PROPERTIES
Condensed Consolidated Balance Sheets
June 30, 2012 (Unaudited) and December 31, 2011

	2012	2011
ASSETS

Cash and cash equivalents	$11,623,207	$10,537,132
Restricted cash	3,107,998	1,464,032
Trade receivables	6,946,025	3,424,630
Prepaid expenses and other	3,329,337	4,268,393
Land held for development	19,006,473	20,294,973
Assets held for sale	1,629,412	-
Property and equipment, net	558,546,155	498,876,238
Deferred charges and other assets, net	9,574,069	8,923,906
Deferred tax benefit	2,971,350	2,195,820
Other assets	4,758,390	4,019,870
TOTAL ASSETS	$621,492,416	$554,004,994

LIABILITIES AND EQUITY

LIABILITIES
Accounts payable	$1,933,060	$1,670,994
Derivative liabilities	280,841	-
Liabilities related to assets held for sale	55,410	-
Accrued expenses	15,351,899	15,781,577
Mortgages and notes payable	298,432,922	217,103,728
TOTAL LIABILITIES	316,054,132	234,556,299

COMMITMENTS AND CONTINGENCIES

EQUITY	305,438,284	319,448,695

TOTAL LIABILITIES AND EQUITY	$621,492,416	$554,004,994

SUMMIT HOTEL PROPERTIES
Condensed Consolidated Statements of Operations
(Unaudited)

				Company and
	Company			Predecessor
	Three months	Three months	Six months	Six months
	ended 06/30/12	ended 06/30/11	ended 06/30/12	ended 06/30/11

REVENUE
Room revenue	$46,153,920	$36,233,265	$85,069,804	$67,770,544
Other hotel operations revenue	1,126,223	763,619	2,121,149	1,456,169
Total Revenue	47,280,143	36,996,884	87,190,953	69,226,713

EXPENSES
Hotel operating expenses
Rooms	13,318,174	11,252,600	25,046,345	20,708,692
Other direct	5,274,760	4,856,876	10,025,519	9,468,029
Other indirect	12,617,580	8,849,929	23,801,932	18,132,175
Other	232,318	201,047	443,004	347,123
Total hotel operating expenses	31,442,832	25,160,452	59,316,800	48,656,019
Depreciation and amortization	8,143,923	6,546,156	16,332,359	13,116,629
Corporate general and administrative:
Salaries and other compensation	711,770	699,014	1,523,408	1,066,032
Other	912,622	751,749	1,772,117	1,513,482
Equity based compensation	388,695	175,656	514,569	302,484
Loan transaction costs	423,110	-	423,110	-
Hotel property acquisition costs	747,295	-	1,327,233	-
Total Expenses	42,770,247	33,333,027	81,209,596	64,654,646

INCOME (LOSS) FROM OPERATIONS	4,509,896	3,663,857	5,981,357	4,572,067

OTHER INCOME (EXPENSE)
Interest income	300	10,280	1,691	21,366
Other income	474,576	-	474,576	-
Interest expense	(4,270,723)	(2,923,852)	(7,699,198)	(10,893,689)
Gain (loss) on disposal of assets	(186,589)	(36,031)	(186,589)	(36,031)
Unrealized gain (loss) on derivatives	(1,012)	-	(1,012)	-

Total Other Income (Expense)	(3,983,448)	(2,949,603)	(7,410,532)	(10,908,354)

INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	526,448	714,254	(1,429,175)	(6,336,287)

INCOME TAX (EXPENSE) BENEFIT	144,101	(329,981)	411,856	(822,894)

INCOME (LOSS) FROM CONTINUING OPERATIONS	670,549	384,273	(1,017,319)	(7,159,181)

INCOME (LOSS) FROM DISCONTINUED OPERATIONS	(1,027,340)	219,588	(2,144,282)	(57,635)

NET INCOME (LOSS)	(356,791)	603,861	(3,161,601)	(7,216,816)

PREFERRED DIVIDENDS	(1,156,250)	-	(2,312,500)	-

NET INCOME (LOSS) ATTRIBUTABLE TO
COMMON UNIT HOLDERS	(1,513,041)	603,861	(5,474,101)	(7,216,816)

Basic and diluted net income (loss) per unit	($0.04)	$0.02	($0.15)	($0.19)

Weighted-average common units outstanding:
Basic and diluted	37,383,096	37,378,000	37,380,548	37,378,000

SUMMIT HOTEL PROPERTIES
FFO
(Unaudited)

				Company and
	Company			Predecessor
	Three months	Three months	Six months	Six months
	ended 06/30/12	ended 06/30/11	ended 06/30/12	ended 06/30/11

NET INCOME (LOSS)	(356,791)	603,861	(3,161,601)	(7,216,816)
Preferred Dividends	(1,156,250)	-	(2,312,500)	-
Depreciation and amortization	8,177,333	6,819,608	16,657,621	13,678,039
Loss on Impairment	1,166,000	-	2,098,000	-
Gain (loss) on disposal of assets	186,589	36,031	186,589	36,031
Funds From Operations	8,016,881	7,459,500	13,468,109	6,497,254
Per Common share/unit	$0.21	$0.20	$0.36	$0.17

Equity based Compensation	388,695	175,656	514,569	302,484
Hotel property acquisition costs	747,295	-	1,327,233	-
Loan transaction costs	423,110	-	423,110	-
Gain (loss) on derivatives	1,012	-	1,012	-
Operating expenses as result of IPO (1)	-	-	-	710,000
Corporate G&A related to IPO (1)	-	-	-	476,000
Interest expense on prepayment penalties (1)	521,773	-	521,773	5,600,000
Income tax expense as result of IPO (1)	-	-	-	339,000
Adjusted Funds From Operations	10,098,766	7,635,156	16,255,806	13,924,738
Per Common share/unit	$0.27	$0.20	$0.43	$0.37

Number of weighted average Common shares/units	37,383,096	37,378,000	37,380,548	37,378,000

(1)	Includes non-recurring expenses related to the transfer and assumption of indebtedness and other contractual obligations of our predecessor in connection with the IPO and our formation transactions.

SUMMIT HOTEL PROPERTIES
EBITDA
(Unaudited)

				Company and
	Company			Predecessor
	Three months	Three months	Six months	Six months
	ended 06/30/12	ended 06/30/11	ended 06/30/12	ended 06/30/11

NET INCOME (LOSS)	(356,791)	603,861	(3,161,601)	(7,216,816)
Depreciation and amortization	8,177,333	6,819,608	16,657,621	13,678,039
Interest Expense	4,304,431	3,007,640	7,829,934	11,184,985
Interest Income	(300)	(10,280)	(1,691)	(21,366)
Income Tax	(146,662)	344,177	(429,653)	855,513
EBITDA	11,978,011	10,765,006	20,894,610	18,480,355

Equity based compensation	388,695	175,656	514,569	302,484
Hotel property acquisition costs	747,295	-	1,327,233	-
Loan transaction costs	423,110	-	423,110	-
Unrealized gain (loss) on derivatives	1,012	-	1,012	-
Gain (loss) on disposal of assets	186,589	36,031	186,589	36,031
Loss on impairment of assets	1,166,000	-	2,098,000	-
Operating expenses as result of IPO (1)	-	-	-	710,000
Corporate G&A related to IPO (1)	-	-	-	476,000
ADJUSTED EBITDA	14,890,712	10,976,693	25,445,123	20,004,870

(1)	Includes non-recurring expenses related to the transfer and assumption of indebtedness and other contractual obligations of our predecessor in connection with the IPO and our formation transactions.

SUMMIT HOTEL PROPERTIES
Pro Forma Hotel Operational Data
Schedule of Property Level Results
(Unaudited)

				Company and
	Company			Predecessor
	Three months	Three months	Six months	Six months
	ended 06/30/12	ended 06/30/11	ended 06/30/12	ended 06/30/11

REVENUE
Room revenue	$47,459,645	$42,530,684	$89,687,626	$81,224,487
Other hotel operations revenue	1,145,594	1,032,579	2,246,190	2,016,987
Total Revenue	48,605,239	43,563,263	91,933,816	83,241,474

EXPENSES
Hotel operating expenses
Rooms	13,682,972	13,209,776	26,292,222	24,693,251
Other direct (1)	5,419,241	5,701,637	10,524,217	11,289,772
Other indirect (1)	12,963,188	10,389,206	24,985,908	21,620,987
Other	238,681	236,015	465,040	413,913
Total hotel operating expenses	32,304,083	29,536,636	62,267,387	58,017,923

Hotel EBITDA	16,301,156	14,026,627	29,666,429	25,223,551

Note:

(1)	For purposes of this press release, pro forma RevPAR, pro forma RevPAR growth, pro forma Hotel EBITDA, pro forma Hotel EBITDA margin and pro forma Hotel EBITDA margin growth includes operating results for the Company’s 72 hotels owned as of June 30, 2012, excluding 3 hotels sold including Twin Falls, ID AmericInn & Suites, Twin Falls, ID Hampton Inn, and Twin Falls, ID Holiday Inn Express & Suites and the Missoula, MT AmericInn Hotel & Suites held for sale, as if such hotels had been owned since January 1, 2011. As a result, these pro forma operating measures include operating results for certain hotels prior to the Company’s period of ownership.

(2)	Includes expenses related to our predecessor in connection with the IPO

SUMMIT HOTEL PROPERTIES
Pro Forma and Same-Store Statistical Data for the Hotels
(Unaudited)

				Company and
	Company			Predecessor
	Pro Forma	Pro Forma	Pro Forma	Pro Forma
	Three months	Three months	Six months	Six months
	ended 06/30/12	ended 06/30/11	ended 06/30/12	ended 06/30/11
Total Portfolio (72 hotels)
Rooms Occupied	496,847	467,968	939,344	875,398
Rooms Available	676,797	677,404	1,354,655	1,343,804
Occupancy	73.4%	69.1%	69.3%	65.1%
ADR	$95.52	$90.88	$95.48	$92.79
RevPAR	$70.12	$62.78	$66.21	$60.44

Occupancy Growth	6.3%		6.4%
ADR Growth	5.1%		2.9%
RevPAR Growth	11.7%		9.5%

Note:

For purposes of this press release, pro forma RevPAR, pro forma RevPAR growth, pro forma Hotel EBITDA, pro forma Hotel EBITDA margin and pro forma Hotel EBITDA margin growth includes operating results for the Company’s 72 hotels owned as of June 30, 2012, excluding 3 hotels sold including Twin Falls, ID AmericInn & Suites, Twin Falls, ID Hampton Inn, and Twin Falls, ID Holiday Inn Express & Suites and the Missoula, MT AmericInn Hotel & Suites held for sale, as if such hotels had been owned since January 1, 2011. As a result, these pro forma operating measures include operating results for certain hotels prior to the Company’s period of ownership.

				Company and
	Company			Predecessor
	Three months	Three months	Six months	Six months
	ended 06/30/12	ended 06/30/11	ended 06/30/12	ended 06/30/11
Same Store (61 hotels)
Rooms Occupied	412,668	386,661	775,979	726,961
Rooms Available	563,957	564,564	1,127,975	1,122,924
Occupancy	73.2%	68.5%	68.8%	64.7%
ADR	$93.29	$88.32	$92.76	$90.39
RevPAR	$68.27	$60.49	$63.81	$58.51

Occupancy Growth	6.8%		6.3%
ADR Growth	5.6%		2.6%
RevPAR Growth	12.9%		9.1%

Note:

This schedule includes operating data for same store properties owned at all times by the Company during the three-month and six-month periods ended June 30, 2012 and 2011, excluding three hotels held for sale (Twin Falls, ID AmericInn & Suites, Twin Falls, ID Hampton Inn, Twin Falls, ID Holiday Inn Express & Suites, and Missoula, MT AmericInn Hotel & Suites).

SUMMIT HOTEL PROPERTIES
Pro Forma Statistical Data for the Hotels
(Unaudited)

Pro Forma Operating Data

	2011			2012
	Q3	Q4	FYE	Q1	Q2

Room Revenue	44,088,931	36,906,089	162,256,261	41,832,422	47,459,645
Other Revenue	1,016,334	867,399	3,847,115	1,057,765	1,145,594
Total Revenue	45,105,265	37,773,489	166,103,376	42,890,187	48,605,239

Hotel EBITDA	13,984,346	8,654,540	47,981,234	13,095,879	16,301,156

Rooms Occupied	478,001	408,452	1,761,851	442,497	496,847
Rooms Available	684,726	684,603	2,713,133	677,858	676,797

Occupancy	69.8%	59.7%	64.9%	65.3%	73.4%
ADR	$92.24	$90.36	$92.09	$94.54	$95.52
RevPAR	$64.39	$53.91	$59.80	$61.71	$70.12

Note:

This schedule includes operating data for same store properties owned as of June 30, 2012 for the Company, excluding three hotels sold including Twin Falls, ID AmericInn & Suites, Twin Falls, ID Hampton Inn, Twin Falls, ID Holiday Inn Express & Suites and Missoula, MT AmericInn Hotel & Suites held for sale.

Non-GAAP Financial Measures

FFO and Adjusted FFO (“AFFO”)

As defined by the National Association of Real Estate Investment Trusts, or NAREIT, funds from operations, or FFO, represents net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization. We present FFO because we consider it an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and impairment losses, it provides a performance measure that, when compared year over year, reflects the effect to operations from trends in occupancy, room rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our computation of FFO may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs because the amount of depreciation and amortization we add back to net income or loss includes amortization of deferred financing costs and amortization of franchise royalty fees. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. We further adjust FFO for certain additional items that are not included in NAREIT’s definition of FFO, such as hotel transaction and pursuit costs, equity based compensation, loan transaction costs, prepayment penalties and certain other nonrecurring expenses, which we refer to as AFFO. We believe that AFFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs. We caution investors that amounts presented in accordance with our definitions of FFO and AFFO may not be comparable to similar measures disclosed by other companies, since not all companies calculate this non-GAAP measure in the same manner. FFO and AFFO should not be considered as an alternative measure of our net income (loss) or operating performance. FFO and AFFO may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO and AFFO can enhance your understanding of our financial condition and results of operations, this non-GAAP financial measure is not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above we have included a quantitative reconciliation of FFO and AFFO to the most directly comparable GAAP financial performance measure, which is net income (loss). Dollar amounts in such reconciliation are in thousands.

EBITDA and Adjusted EBITDA, and Hotel EBITDA

EBITDA represents net income or loss, excluding: (i) interest, (ii) income tax expense and (iii) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA as one measure in determining the value of acquisitions and dispositions. We further adjust EBITDA by adding back hotel transaction and pursuit costs, equity based compensation, impairment losses, and certain other nonrecurring expenses. We believe that adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs.

With respect to hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to discontinued operations, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe the property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

We caution investors that amounts presented in accordance with our definitions of EBITDA, adjusted EBITDA and hotel EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate this non-GAAP measure in the same manner. EBITDA, adjusted EBITDA and hotel EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA, adjusted EBITDA and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, adjusted EBITDA and hotel EBITDA can enhance your understanding of our financial condition and results of operations, this non-GAAP financial measure is not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above we include a quantitative reconciliation of EBITDA, adjusted EBITDA and hotel EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss). Dollar amounts in such reconciliation are in thousands.

CONTACT:
Summit Hotel Properties, Inc.
Dan Boyum, 605-782-2015
VP of Investor Relations